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                                                                   EXHIBIT 11(a)

                            WILLKIE FARR & GALLAGHER


September 11, 1998




The Warburg Pincus Funds Listed on Sechedule A
466 Lexington Avenue
New York, New York 10017-3174


Ladies and Gentlemen:


We have acted as counsel to each Warburg Pincus Fund listed on Schedule A, each a Maryland corporation (the "Acquiring Funds"), in connection with the proposed acquisition by each Acquiring Fund of all or substantially all of the assets and liabilities of each corresponding BEA Fund listed on Schedule A (the "Acquired Funds"), each a series of shares of The RBB Fund, Inc., a Maryland corporation (the "RBB Fund"), in exchange for Common Shares and Institutional Shares of each Acquiring Fund (the "Common Shares" and "Institutional Shares", respectively), pursuant to an Agreement and Plan of Reorganization executed by each Acquiring Fund, and by the RBB Fund, on behalf of each Acquired Fund, dated as of September 1, 1998 (the "Plan").



We have examined each Acquiring Fund's Registration Statement on Form N-14 substantially in the form in which it is to become effective (the "Registration Statement"), each Acquiring Fund's Articles of Incorporation and Bylaws, and the Plan.


We have also examined and relied upon other documents and certificates with respect to factual matters as we have deemed necessary to render the opinions expressed herein. We have assumed, without independent verification, the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with originals of all documents submitted to us as copies.
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The RBB Fund, Inc.

September 11, 1998

Page 2


We have further assumed that the Plan constitutes the legal, valid and binding obligation of the RBB Fund, enforceable against the RBB Fund in accordance with its terms. As to matters of Maryland law, we have relied solely on the opinion of Venable, Baetjer and Howard, LLP with respect to the matters addressed therein, which is satisfactory to us in form and scope and a copy of which is annexed hereto.

Anything in this opinion to the contrary notwithstanding, we render or imply no opinion with respect to compliance with any applicable securities or anti-fraud statutes, rules, regulations or other similar laws of any state (including Maryland) or the United States of America. In rendering the opinions herein, we assume that there will be no material changes in the facts and conditions on which we base such opinions between the date hereof and the time of issuance of each Acquiring Fund's Shares pursuant to the Agreement.

Based upon the foregoing, we are of the opinion that:

                  1. Each Acquiring Fund is a corporation validly existing and in good standing under the laws of the State of Maryland.

                  2. The Common Shares and Institutional Shares of each Acquiring Fund to be issued as contemplated in the Plan have been, to the extent of the number of the shares of the respective class authorized in the Articles of the Incorporation of each Acquiring Fund and then unissued, duly authorized, and subject to the receipt by each Acquiring Fund of consideration equal to the net asset value thereof (but in no event less than the par value thereof), when issued in accordance with the Plan, will be validly issued, fully paid and nonassessable Common Shares and Institutional Shares of each Acquiring Fund under the laws of the State of Maryland.

We hereby consent to the filing of this opinion as an exhibit to each Registration Statement, to the references to us in the Prospectus/Proxy Statement included as part of each Registration Statement and to the filing of this opinion as an exhibit to any application made by or on behalf of each Acquiring Fund or any distributor or dealer in connection with the registration or qualification of each Acquiring Fund or the Common Shares and Institutional Shares under the securities laws of any state or other jurisdiction.
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The RBB Fund, Inc.

September 11, 1998

Page 3



This opinion is furnished by us as counsel to each Acquiring Fund, is solely for the benefit of each Acquiring Fund and its governing board in connection with the above described acquisition of assets and may not be relied upon for any other purpose or by any other person.

Very truly yours,

/s/Willkie Farr & Gallagher
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                                                                      SCHEDULE A



            BEA Fund                                             Warburg Pincus Fund
            --------                                             -------------------

International Equity Fund                                     International Growth Fund
   Institutional Shares                                          Institutional Shares
   Advisor Shares                                                Common Shares

Emerging Markets Equity Fund                                  Emerging Markets II Fund
   Institutional Shares                                          Institutional Shares
   Advisor Shares                                                Common Shares

U.S. Core Equity Fund                                         U.S. Core Equity Fund
   Institutional Shares                                          Institutional Shares


U.S. Core Fixed Income Fund                                   U.S. Core Fixed Income Fund
   Institutional Shares                                          Institutional Shares


Strategic Global Fixed Income Fund                            Strategic Global Fixed Income Fund
   Institutional Shares                                          Institutional Shares


High Yield Fund                                               High Yield Fund
   Institutional Shares                                          Institutional Shares
   Advisor Shares                                                Common Shares


Municipal Bond Fund                                           Municipal Bond Fund
   Institutional Shares                                          Institutional Shares


Global Telecommunications Fund                                Global Telecommunications Fund
   Advisor Shares                                                Common Shares

            BEA Fund                                             Warburg Pincus Fund
            --------                                             -------------------

Long-Short Market Neutral Fund                                Long-Short Market Neutral Fund
 Institutional Shares                                            Institutional Shares
   Advisor Shares                                                Common Shares


Long-Short Equity Fund                                        Long-Short Equity Fund
   Institutional Shares                                          Institutional Shares
   Advisor Shares                                                Common Shares


Select Economic Value Equity                                  Select Economic Value Equity Fund
Fund                                                             Institutional Shares
   Institutional Shares                                          Common Shares
   Advisor Shares